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                                                                    EXHIBIT 10.4


                       Registered Holder: WorldCom Inc.

                                $28,500,000.00


                       NETCO COMMUNICATIONS CORPORATION
                                102 UNION PLAZA
                          333 NORTH WASHINGTON AVENUE
                         MINNEAPOLIS, MINNESOTA 55401

                             7% Subordinated Note
                             Due December 31, 2003

     For Value Received, NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation, (hereinafter called the "Issuer") hereby promises to pay to the order of WorldCom Inc., or the registered holder (hereinafter referred to as the "Holder") the principal amount of Twenty Eight Million Five Hundred Thousand Dollars ($28,500,000), or such lesser amount as has been actually advanced to Issuer by Holder pursuant to that certain Preferred Stock, Subordinated Note and Warrant Purchase Agreement dated November 14, 1996, as amended, upon presentation of this certificate, in legal tender of the United States of America at the time of payment hereof, to the account of holder according to Holder's written instructions, on December 31, 2003, or sooner as hereinafter provided.

     The Issuer further agrees to pay interest on the principal amount remaining unpaid from time to time thereon from the date hereof at the rate of seven percent (7%) per annum. Interest shall accrue from the date of purchase of this Note (hereinafter, the "Note"), and be payable on June 30 and December 31 of each year, commencing with the first interest payment on December 31, 1996. The Issuer shall, upon request of the registered Holder, mail a check or draft representing such interest to the registered holder at the address designated by the registered holder and appearing on the books of registration maintained by the Issuer. Except as otherwise provided in Atricle 2, no interest shall accrue or be paid on this Note after December 31, 2003.

     If any payment due hereunder is not received by the Holder within 15 days from the date due, Issuer shall pay a late payment charge of Five Dollars ($5.00) or four percent (4%) of the amount of the delinquency, whichever is greater.

     The following terms, covenants, and conditions shall apply to this Note.
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                                   ARTICLE 1

                                 SUBORDINATION

     1.1) The Issuer and the Holder of this Note, by acceptance hereof, agree that the payment of the principal and interest on this Note is, to the extent stated herein, expressly subordinated to the prior payment of the principal and interest on all existing or future obligations of the Issuer for money borrowed from a bank, trust, insurance, or other financial institution engaged in the business of lending money, which is hereinafter referred to as "Senior Indebtedness." In the event of any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Issuer, or in the event the Note shall be declared due and payable upon the occurrence of an event of default (as specified herein), (1) no amount shall be paid by the Issuer in respect of the principal or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall have been paid in full, and (2) no claim or proof of claim shall be filed with the Issuer by or on behalf of the holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal and interest of all of the Senior Indebtedness then outstanding.

                                   ARTICLE 2

                               EVENT OF DEFAULT

     2.1)  Each of the following shall constitute an Event of Default:

     (a)   Failure to pay interest when due, continued for thirty (30) days;

     (b)   Failure to pay principal or premium when due;

     (c) An assignment for the benefit of creditors of the Issuer, adjudication of Issuer as a bankrupt, or petition for the reorganization of the Issuer pursuant to Chapter 7 or 11 of the United States Bankruptcy Code, as the same may be amended.

     2.2) Upon the occurrence of any Event of Default specified in Section 2.1(c) above, the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon and all other sums owing hereunder, shall become immediately due and payable, without presentation, demand or further action of any kind. Upon the occurrence of any Event of Default specified in
Section 2.1 (a) or Section 2.1 (b) above, the holder of this Note shall have the sole option of declaring the unpaid principal

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balance hereof together with all other sums owing hereunder immediately due and payable, without presentation, demand or further action of any kind.

     2.3) Upon the occurrence of any Event of Default and before and after acceleration of the entire unpaid principal balance of this Note, interest shall continue to accrue thereafter at a rate equal to two percent (2%) per annum in excess of the then applicable rate of interest under this Note until this Note is paid in full, including the period following entry of any judgment. Both before and after any default, interest shall be calculated on the basis of a 360-day year but charged on the basis of actual number of days elapsed in any calendar year of part thereof.

     2.4) Holder may waive any default before or after the same has been declared without impairing the Holder's right to declare a subsequent default hereunder, this right being a continuing right.

     2.5) Upon an Event of Default, Holder shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                                   ARTICLE 3

                                  PREPAYMENT

     3.1) This Note may be prepaid at any time, in whole or in part, prior to maturity at the option of the Issuer, upon payment of all, or such lesser portion of the principal amount as specified in the notice, together with interest accrued to the date fixed for payment. If the Holder hereof fails or neglects to present this Note for payment at the time and place specified in such notice, this Note shall cease to bear interest on the portion to be prepaid, as set forth in the notice, unless payment hereof is refused upon the presentation of the same at or after the time specified in such notice.

                                   ARTICLE 3

                                    PAYMENT

     4.1) Payment to the Holder of principal and interest shall be a complete discharge of the Issuer's liability with respect to such payment, but the Issuer may, at any time, require the presentation hereof as a condition precedent to such payment.

     4.2) No recourse shall be had for the payment of the principal, or interest, or for any claim based thereon, or otherwise, against any incorporator, shareholder, officer, director, or agent, past, present, or future, of the Issuer, whether by virtue of any

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constitution, statute, rule of law, enforcement of any assessment, or penalty, or by reason of any matter prior to delivery of this Note, or otherwise. All such liability, by the acceptance hereof, is a part of the consideration to the Issuer hereof, and is expressly waived.

                                   ARTICLE 5

                                   DIVIDENDS

     5.1) Until payment in full of this Note, the Issuer may not declare any dividend payable in cash or property on its Common Stock, with the sole exception of any stock split in the form of a dividend payable in shares of common stock.

                                   ARTICLE 6

                                    NOTICE

     6.1) All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid to the Issuer at its address stated on the front page of this Note and to the Holder at its address as listed in the register of the Issuer. Either party may change its address for purposes of this Article 6.1 by giving the other party written notice of the new address in the manner set forth above.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1) All parties liable for the payment of this Note agree to pay on demand, all costs of collection and to cure any default under this Note including, but not limited to, reasonable attorneys' fees actually incurred.

     7.2) The undersigned and all endorsers, sureties and guarantors of this Note, jointly and severally waive notice of and consent to any and all extensions of this Note or any part hereof without notice, and each hereby waives presentment, demand for payment, protest and notice of dishonor, demand, protest and nonpayment.

     7.3) The remedies of Holder as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together against Issuer at the

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sole discretion of Holder, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     7.4) Issuer's obligations hereunder shall extend to and bind Issuer's successors and assigns. This Note may be amended only by an instrument in writing signed by both Issuer and Holder.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its President and Secretary.

Dated: December 16, 1996                   NETCO COMMUNICATIONS CORPORATION


                                           By: /s/ Edward J. Driscoll, III
                                               --------------------------------
                                                Edward J. Driscoll, III
                                                President and Secretary

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